Exhibit e.2.a

100 Pearl Street Hartford, CT 06103	800.248.7971	VIRTUS.COM

Virtus Mutual Funds Sales Agreement

Amended Annex A June 2017

VP Distributors, LLC

Virtus Mutual Funds and Available Share Classes

ALTERNATIVES		EQUITY
Virtus Alternatives Diversifier Fund	A C I T*	Virtus Equity Trend Fund	A C I R6 T*
Virtus Aviva Multi-Strategy Target Return Fund	A C I R6 T*	Virtus Horizon Wealth Masters Fund	A C I T*
Virtus Duff & Phelps Global Infrastructure Fund	A C I T*	Virtus KAR Capital Growth Fund	A C I T*
Virtus Duff & Phelps Global Real Estate Securities Fund	A C I R6 T*	Virtus KAR Global Quality Dividend Fund	A C I T*
Virtus Duff & Phelps International Real Est Sec Fund	A C I R6 T*	Virtus KAR Mid-Cap Core Fund	A C I T*
Virtus Duff & Phelps Real Estate Securities Fund	A C I R6 T*	Virtus KAR Mid-Cap Growth Fund	A C I T*
Virtus Duff & Phelps Select MLP and Energy Fund	A C I T*	Virtus KAR Small-Cap Core Fund	A C I R6 T*
Virtus Herzfeld Fund	A C I T*	Virtus KAR Small-Cap Growth Fund	A C I T*
		Virtus KAR Small-Cap Value Fund	A C I R6 T*
ASSET ALLOCATION		Virtus Rampart Enhanced Core Equity Fund	A C I T*
Virtus DFA 2015 Target Date Retirement Income Fund	A I R6 T*	Virtus Rampart Low Volatility Equity Fund	A C I T*
Virtus DFA 2020 Target Date Retirement Income Fund	A I R6 T*	Virtus Contrarian Value Fund	A C I R6 T*
Virtus DFA 2025 Target Date Retirement Income Fund	A I R6 T*	Virtus Sector Trend Fund	A C I T*
Virtus DFA 2030 Target Date Retirement Income Fund	A I R6 T*
Virtus DFA 2035 Target Date Retirement Income Fund	A I R6 T*	FIXED INCOME
Virtus DFA 2040 Target Date Retirement Income Fund	A I R6 T*	Virtus Newfleet Bond Fund	A C I R6 T*
Virtus DFA 2045 Target Date Retirement Income Fund	A I R6 T*	Virtus Newfleet CA Tax-Exempt Bond Fund	A I T*
Virtus DFA 2050 Target Date Retirement Income Fund	A I R6 T*	Virtus Newfleet Credit Opportunities Fund	A C I R6 T*
Virtus DFA 2055 Target Date Retirement Income Fund	A I R6 T*	Virtus Newfleet Emerging Markets Debt Fund	A C I T*
Virtus DFA 2060 Target Date Retirement Income Fund	A I R6 T*	Virtus Newfleet High Yield Fund	A C I R6 T*
Virtus Multi-Asset Trend Fund	A C I T*	Virtus Newfleet Low Duration Income Fund	A C I T*
Virtus Strategic Allocation Fund	A C T*	Virtus Newfleet Multi-Sector Intermediate Bond Fund	A C I R6 T*
Virtus Tactical Allocation Fund	A C T*	Virtus Newfleet Multi-Sector Short Term Bond Fund	A C C1 I R6 T*
		Virtus Newfleet Senior Floating Rate Fund	A C I R6 T*
INTERNATIONAL/GLOBAL		Virtus Newfleet Strategic Income Fund	A C I T*
Virtus Duff & Phelps International Equity Fund	A C I T*	Virtus Newfleet Tax-Exempt Bond Fund	A C I T*
Virtus Global Equity Trend Fund	A C I T*
Virtus Horizon International Wealth Masters Fund	A C I T*
Virtus KAR Emerging Markets Small-Cap Fund	A C I T*
Virtus KAR International Small-Cap Fund	A C I R6 T*
Virtus Vontobel Emerging Markets Opportunities Fund	A C I R6 T*
Virtus Vontobel Foreign Opportunities Fund	A C I R6 T*
Virtus Vontobel Global Opportunities Fund	A C I T*
Virtus Vontobel Greater European Opportunities Fund	A C I T*

*Class T shares are registered as of the date of this Annex A, but they are not expected to commence operations or be available for sale unless/until sufficient demand is expressed; in the event that Class T shares become available for sale, notice will be provided but no further amendment to this Annex A will be required for their sale.

Applicable waivers of Class A sales charges and Class A & C contingent deferred sales charges are described in the prospectus.

VP Distributors, LLC 100 Pearl Street, Hartford, CT 06103

Marketing: (800) 243-4361	Customer Service: (800) 243-1574	www.Virtus.com

100 Pearl Street Hartford, CT 06103	800.248.7971	VIRTUS.COM

Virtus Mutual Funds Sales Agreement

Amended Annex A June 2017

VP Distributors, LLC

Funds Affected by Virtus Investment Partners’ Acquisition of RidgeWorth Investments

** Please read the disclosures at the bottom of this page.**

Acquired Fund	Acquiring Fund	Share Classes
ASSET ALLOCATION
RidgeWorth Conservative Allocation Strategy	Virtus Conservative Allocation Strategy Fund	A C I T*
RidgeWorth Growth Allocation Strategy	Virtus Growth Allocation Strategy Fund	A C I T*
RidgeWorth Moderate Allocation Strategy	Virtus Growth Allocation Strategy Fund	A C I T*
EQUITY
RidgeWorth Ceredex Large Cap Value Equity Fund	Virtus Ceredex Large-Cap Value Equity Fund	A C I IS T*
RidgeWorth Ceredex Mid-Cap Value Equity Fund	Virtus Ceredex Mid-Cap Value Equity Fund	A C I IS T*
RidgeWorth Ceredex Small Cap Value Equity Fund	Virtus Ceredex Small-Cap Value Equity Fund	A C I T*
RidgeWorth Silvant Large Cap Growth Stock Fund	Virtus Silvant Large-Cap Growth Stock Fund	A C I IS T*
RidgeWorth Silvant Small Cap Growth Stock Fund	Virtus Silvant Small-Cap Growth Stock Fund	A C I IS T*
RidgeWorth Innovative Growth Stock Fund	Virtus Zevenbergen Innovative Growth Stock Fund	A I T*
INTERNATIONAL/GLOBAL
RidgeWorth International Equity Fund	Virtus WCM International Equity Fund	A I IS T*
FIXED INCOME
RidgeWorth Seix Core Bond Fund	Virtus Seix Core Bond Fund	A I IS R T*
RidgeWorth Seix Corporate Bond Fund	Virtus Seix Corporate Bond Fund	A C I T*
RidgeWorth Seix Floating Rate High Income Fund	Virtus Seix Floating Rate High Income Fund	A C I IS T*
RidgeWorth Seix Georgia Tax-Exempt Bond Fund	Virtus Seix Georgia Tax-Exempt Bond Fund	A I T*
RidgeWorth Seix High Grade Municipal Bond Fund	Virtus Seix High Grade Municipal Bond Fund	A I T*
RidgeWorth Seix High Income Fund	Virtus Seix High Income Fund	A I IS R T*
RidgeWorth Seix High Yield Fund	Virtus Seix High Yield Fund	A I IS R T*
RidgeWorth Seix Investment Grade Tax-Exempt Bond Fund	Virtus Seix Investment Grade Tax-Exempt Bond Fund	A I T*
RidgeWorth Seix Limited Duration Fund	Virtus Seix Limited Duration Fund	I T*
RidgeWorth Seix North Carolina Tax-Exempt Bond Fund	Virtus Seix North Carolina Tax-Exempt Bond Fund	A I T*
RidgeWorth Seix Short-Term Bond Fund	Virtus Seix Short-Term Bond Fund	A C I T*
RidgeWorth Seix Short-Term Municipal Bond Fund	Virtus Seix Short-Term Municipal Bond Fund	A I T*
RidgeWorth Seix Total Return Bond Fund	Virtus Seix Total Return Bond Fund	A I IS R T*
RidgeWorth Seix U.S. Government Securities Ultra-Short Bond Fund	Virtus Seix U.S. Government Securities Ultra-Short Bond Fund	I IS T*
RidgeWorth Seix U.S. Mortgage Fund	Virtus Seix U.S. Mortgage Fund	A C I T*
RidgeWorth Seix Ultra-Short Bond Fund	Virtus Seix Ultra-Short Bond Fund	I T*
RidgeWorth Seix Virginia Intermediate Municipal Bond Fund	Virtus Seix Virginia Intermediate Municipal Bond Fund	A I T*

As of the date of this Annex A, each class of each Acquired Fund listed above is expected to merge with and into its corresponding class of its corresponding Acquiring Fund also listed above. Each class of each Acquiring Fund has been created for the purpose of accomplishing the mergers and will not commence operations or be available for sale prior to its respective merger. The timing of the mergers is expected to be mid-2017. Acquiring Fund shares will be distributed by VP Distributors, LLC, and their sale will be governed by this Agreement. Notice will be provided once the mergers have occurred, but no further amendment to this Annex A will be required for sale of the affected Acquiring Funds.

In the event that shareholder approval of some of the mergers has not been obtained for some of the funds by the date of the intended mergers, those mergers may occur later than the mergers for which shareholder approval has already been obtained. During the interim, the remaining Acquired Funds, which are currently distributed by RidgeWorth Distributors LLC, may begin being distributed by VP Distributors, LLC. If that occurs, their sale will begin being governed by this Agreement and notice will be provided but no further amendment to this Annex A will be required for their sale.

* Class T shares are registered as of the date of this Annex A, but they are not expected to commence operations or be available for sale unless/until sufficient demand is expressed; in the event that Class T shares become available for sale, notice will be provided but no further amendment to this Annex A will be required for their sale.

Applicable waivers of Class A sales charges and Class A & C contingent deferred sales charges are described in the prospectus.

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Class A Shares

Equity, Asset Allocation, International/Global, Alternative, Target Date Retirement Income Funds

Amount of		Dealer Discount
Transaction	Sales Charge	or Agency Fee
Plus Applicable Rights	As Percentage of	As Percentage of
of Accumulation:	Offering Price	Offering Price

Less than $50,000	5.75%	5.00%
$50,000 but under $100,000	4.75	4.25
$100,000 but under $250,000	3.75	3.25
$250,000 but under $500,000	2.75	2.25
$500,000 but under $1,000,000	2.00	1.75
$1,000,000 or more	None	None

Newfleet Bond, Newfleet Credit Opportunities, Newfleet High Yield, Newfleet Multi-Sector Intermediate Bond, Seix High Income, Seix Core Bond, Seix Corporate Bond, Seix Total Return Bond, Seix High Yield Funds

Amount of		Dealer Discount
Transaction	Sales Charge	or Agency Fee
Plus Applicable Rights	As Percentage of	As Percentage of
of Accumulation:	Offering Price	Offering Price

Less than $50,000	3.75%	3.25%
$50,000 but under $100,000	3.50	3.00
$100,000 but under $250,000	3.25	2.75
$250,000 but under $500,000	2.25	2.00
$500,000 but under $1,000,000	1.75	1.50
$1,000,000 or more	None	None

Newfleet Tax-Exempt Bond, Newfleet CA Tax-Exempt Bond, Newfleet Senior Floating Rate, Seix Georgia Tax-Exempt Bond Seix High Grade Municipal Bond, Seix Investment Grade Tax-Exempt Bond, Seix North Carolina Tax-Exempt Bond, Seix Floating Rate High Income, Seix Virginia Intermediate Municipal Bond Funds

Amount of		Dealer Discount
Transaction	Sales Charge	or Agency Fee
Plus Applicable Rights	As Percentage of	As Percentage of
of Accumulation:	Offering Price	Offering Price

Less than $50,000	2.75%	2.25%
$50,000 but under $100,000	2.25	2.00
$100,000 but under $250,000	1.75	1.50
$250,000 but under $500,000	1.25	1.00
$500,000 but under $1,000,000	1.00	1.00
$1,000,000 or more	None	None

Newfleet Multi-Sector Short Term Bond, Newfleet Low Duration Income, Seix Short-Term Bond Fund, Seix Short-Term Municipal Bond, Seix U.S Mortgage Bond Funds

Amount of		Dealer Discount
Transaction	Sales Charge	or Agency Fee
Plus Applicable Rights	As Percentage of	As Percentage of
of Accumulation:	Offering Price	Offering Price

Less $100,000	2.25%	2.00%
$100,000 but under $250,000	1.75	1.50
$250,000 or more	None	None

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Class A Shares continued

12b-1 Fees: 0.15% - Virtus Seix Georgia Tax-Exempt Bond, Virtus Seix High Grade Municipal Bond, Virtus Seix North Carolina Tax-Exempt Bond, Virtus Seix Short-Term Municipal Bond and Virtus Seix Virginia Intermediate Municipal Bond Funds Only - For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VP Distributors, LLC (“VPD”) or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.15% annually. The Service Fee is based on the average daily net asset value of Class A shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more per Fund CUSIP to qualify for payment in that Fund class. The Service Fee for shares on which a Finder’s Fee has been paid will commence in the thirteenth month following purchase of Class A shares. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

12b-1 Fees: 0.20% - Virtus Seix U.S. Mortgage and Virtus Seix Short-Term Bond Funds Only - For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VPD or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.20% annually. The Service Fee is based on the average daily net asset value of Class A shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more per Fund CUSIP to qualify for payment in that Fund class. The Service Fee for shares on which a Finder’s Fee has been paid will commence in the thirteenth month following purchase of Class A shares. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

12b-1 Fees: 0.25% - All other Class A Funds- For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VPD or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually. The Service Fee is based on the average daily net asset value of Class A shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more per Fund CUSIP to qualify for payment in that Fund class. The Service Fee for shares on which a Finder’s Fee has been paid will commence in the thirteenth month following purchase of Class A shares. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

Finder’s Fee and CDSC Applicable to Virtus Sector Trend and Fixed Income Funds (excluding Virtus Newfleet Multi-Sector Short Term Bond Fund, Virtus Newfleet Low Duration Income Fund, Virtus Seix U.S Mortgage Fund, Virtus Seix Short-Term Bond Fund and Virtus Seix Short-Term Municipal Bond Fund): VPD may pay broker-dealers a Finder’s Fee in an amount equal to 0.50% of eligible Class A Share purchases from $1,000,000 to $3,000,000 and 0.25% on amounts greater than $3,000,000. Purchases by an account in the name of a qualified employee benefit plan are eligible for a Finder’s Fee only if such plan has at least 100 eligible employees. A contingent deferred sales charge of 0.50% may apply on certain redemptions made within 18 months following purchases of Class A shares on which a Finder’s Fee has been paid to a dealer. The 18 month period begins on the last day of the month preceding the month in which the purchase was made.

Finder’s Fee and CDSC Applicable to Virtus Newfleet Multi-Sector Short Term Bond Fund, Virtus Newfleet Low Duration Income Fund, Virtus Seix U.S Mortgage Fund, Virtus Seix Short-Term Bond Fund and Virtus Seix Short-Term Municipal Bond Fund: VPD may pay broker-dealers a Finder’s Fee in an amount equal to 0.50% of eligible Class A Share purchases from $250,000 to $3,000,000 and 0.25% on amounts greater than $3,000,000. Purchases by an account in the name of a qualified employee benefit plan are eligible for a Finder’s Fee only if such plan has at least 100 eligible employees. A contingent deferred sales charge of 0.50% may apply on certain redemptions made within 12 months following purchases of Class A shares on which a Finder’s Fee has been paid to a dealer. The 12 month period begins on the last day of the month preceding the month in which the purchase was made.

Finder’s Fee and CDSC Applicable to Equity, Asset Allocation, International/Global, Alternative and Target Date Retirement Income Funds Class A Shares: (excluding Virtus Sector Trend Fund) VPD may pay broker-dealers a Finder’s Fee in an amount equal to 1.00% of eligible Class A Share purchases from $1,000,000 to $3,000,000, 0.50% on amounts of $3,000,001 to $10,000,000 and 0.25% on amounts greater than $10,000,000. Purchases by an account in the name of a qualified employee benefit plan are eligible for a Finder’s Fee only if such plan has at least 100 eligible employees. A contingent deferred sales charge of 1% may apply on certain redemptions made within 18 months following purchases of Class A shares on which a Finder’s Fee has been paid to a dealer. The 18 month period begins on the last day of the month preceding the month in which the purchase was made.

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Class C Shares

Sales Commission:

1% for all Class C Funds except Virtus Newlet Multi-Sector Short Term Bond Fund

0% for Virtus Newfleet Multi-Sector Short Term Bond Fund

When original purchases of the Virtus Newfleet Multi-Sector Short Term Bond Fund Class C are exchanged to other Class C or C1 shares, the dealer will receive a 1% sales commission.

CDSC: 1% for all Class C Funds, except Virtus Newfleet Multi-Sector Short Term Bond Fund (no CDSC). Dealers maintaining omnibus accounts, upon redemption of a customer account within the time frames specified below, shall charge such customer account the appropriate contingent deferred sales charge as indicated and shall forward the proceeds to VPD. The CDSC on applicable Class C shares is 1% for one year from each purchase.

Distribution Fee: 0.25% - 0.75% VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually for Virtus Newfleet Multi-Sector Short Term Bond Fund, and 0.75% annually for all other Class C Funds, based on the average daily net asset value of Class C shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. The Class C Trail Fee is paid beginning in the 13th month following each purchase. There is no hold for the Class C Trail Fee for the Virtus Newfleet Multi-Sector Short Term Bond Fund. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

Service Fee: 0.25% For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VPD or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually, based on the average daily net asset value of Class C shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. The Class C Service Fee is paid beginning in the 13th month following each purchase. There is no hold for the Class C Service Fee for the Virtus Newfleet Multi-Sector Short Term Bond Fund. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

Certain dealers who made purchases of certain series of RidgeWorth Funds that are predecessors to the Funds prior to August 1, 2005 will receive a 12b-1 payout of 0.75%.

Class C1 Shares – Virtus Newfleet Multi-Sector Short Term Bond Fund only

Dealer Concession: 1%

CDSC: 1% for one year from the date of each purchase.

Service Fee: 0.25% For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VPD or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually, based on the average daily net asset value of Class C1 shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. The Class C1 Service Fee is paid beginning in the 13th month following each purchase. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

Distribution Fee: 0.75% VPD intends to pay a quarterly fee to qualifying dealers at the equivalent of 0.75% annually, based on the average daily net asset value of Class C1 shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. The Class C1 Distribution Fee is paid beginning in the 13th month following each purchase. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

Class I Shares

There is no dealer compensation payable on Class I shares, and they do not pay any 12b-1 distribution or service fees.

Class IS Shares

IS shares are available to qualified retirement plan, bank or trust company, insurance co, registered investment company or non-qualified deferred compensation plan through your financial institution or financial intermediary No compensation, administrative payments, sub-transfer agency payments or service payments are paid to dealers or other entities from fund assets or VPD’s or an affiliate’s resources on sales of or investments in Class IS Shares. Class IS Shares do not carry sales commissions or pay Rule 12b-1 fees, or make payments to dealers or other entities to assist in, or in connection with, the sale of the fund’s shares.

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Class R Shares

Service Fees: 0.25% For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VPD or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually, based on the average daily net asset value of Class R shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more per Fund CUSIP to qualify for payment in that Fund class. See below for Terms and Conditions for Service and Distribution Fees.

Distribution Fee: 0.25% VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually, based on the average daily net asset value of Class R shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more per Fund CUSIP to qualify for payment in that Fund class. See below for Terms and Conditions for Service and Distribution Fees.

Class R6 Shares

R6 Shares are available only to certain employer-sponsored retirement plans, including Section 401(k), 403(b) and 457, profit-sharing, money purchase pension and defined benefit plans and non-qualified deferred compensation plans, in each case provided that plan level or omnibus accounts are held on the books of the fund. No compensation, administrative payments, sub-transfer agency payments or service payments are paid to dealers or other entities from fund assets or VPD’s or an affiliate’s resources on sales of or investments in Class R6 Shares. Class R6 Shares do not carry sales commissions or pay Rule 12b-1 fees, or make payments to dealers or other entities to assist in, or in connection with, the sale of the fund’s shares.

Class T Shares **

Class T shares will be available if/when they are opened by the Fund and will be available only through financial intermediaries.

Amount of
Transaction	Sales Charge
At Offering Price	Paid to Dealer

Less than $250,000	2.50%
$250,000 but under $500,000	2.00
$500,000 but under $1,000,000	1.50
$1,000,000 or more	1.00

12b-1 Fees: 0.25% For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VPD or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually, based on the average daily net asset value of Class T shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more per Fund CUSIP to qualify for payment in that Fund class. See below for Terms and Conditions for Service and Distribution Fees.

** Effective upon inception of this share class

Terms and Conditions for Service and Distribution Fees – All Share Classes

Applicable Service and Distribution Fees are paid pursuant to one or more distribution and/or service plans (“Plan”) adopted by certain of the Funds. Payment of these fees will automatically terminate in the event such Plan terminates or is not continued or in the event that this Agreement terminates, is assigned or ceases to remain in effect. VP Distributors shall be under no obligation to pay any fees hereunder to the extent such fees have not been paid to VP Distributors by the applicable Fund(s). In addition, these fees may be terminated at any time, without the payment of an penalty, by vote of a majority of the members of the Funds’ Board of Trustees who are not interested persons of the Funds and have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan, or by vote of a majority of the outstanding voting securities of any Fund or Funds on not more than sixty days' written notice to any other party to the Agreement.

VPD 80A (June 2017 rev.)

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